UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 18, 2004

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of Principal Executive Offices) (Zip Code)

(816) 842-8181

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On November 18, 2004, Inergy, L.P. and Inergy Propane, LLC entered into an Interest Purchase Agreement with Star Gas Partners, L.P. and Star Gas LLC whereby Inergy Propane, LLC will acquire all of the propane distribution and services segment of Star Gas Partners, L.P. Pursuant to the Interest Purchase Agreement, Inergy Propane, LLC will form a new subsidiary to purchase the general partner interest in Star Gas Propane, L.P., the propane operating partnership of Star Gas Partners, L.P., and will directly purchase the limited partner interest in Star Gas Propane, L.P. As a result of the transactions contemplated by the Interest Purchase Agreement, Inergy, L.P. will indirectly own all of the partnership interests in Star Gas Propane, L.P. and its subsidiary, Stellar Propane Service Corp. In exchange, Inergy Propane, LLC will pay $475 million, subject to a working capital adjustment. The purchase is subject to antitrust clearance and customary closing conditions. There can be no assurance that all of the conditions to closing in the Interest Purchase Agreement will be met.

The Interest Purchase Agreement provides that Star Gas Partners, L.P. and Star Gas LLC will enter into a five year noncompetition agreement with respect to the propane business in certain regions.

The obligation of Inergy, L.P. and Inergy Propane, LLC to close is not conditioned on the receipt of financing. In order to finance the transaction, on November 18, 2004 Inergy, L.P. entered into a commitment letter with JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Lehman Commercial Paper Inc. and Lehman Brothers Inc. for a $400 million 364-day credit facility and a $325 million five year credit facility, both of which would be secured by substantially all of Inergy, L.P.’s assets. The commitment letter for the credit facilities contains a number of closing conditions. There can be no assurance that all of the conditions to closing in the commitment letter will be met.

On November 18, 2004, Inergy, L.P. issued a press released related to this event. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The description of the Interest Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Interest Purchase Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Other Exhibits

(c)	Exhibits

Exhibit No.	Description
2.1	Interest Purchase Agreement, dated November 18, 2004, among Star Gas Partners, L.P., Star Gas LLC, Inergy Propane, LLC and Inergy, L.P.*

99.1	Inergy, L.P. Press Release dated November 18, 2004.

*	The schedules and exhibits to the Interest Purchase Agreement are not filed but Inergy, L.P. undertakes to supplementally furnish to the Securities and Exchange Commission a copy of any schedule or exhibit upon request.

*                    *                     *

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its Managing General Partner

Dated: November 24, 2004

	By:	/s/ R. Brooks Sherman Jr.
R. Brooks Sherman Jr.
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Interest Purchase Agreement, dated November 18, 2004, among Star Gas Partners, L.P., Star Gas LLC, Inergy Propane, LLC and Inergy, L.P.*

99.1	Inergy, L.P. Press Release dated August 30, 2004.

*	The schedules and exhibits to the Interest Purchase Agreement are not filed but Inergy, L.P. undertakes to supplementally furnish to the Securities and Exchange Commission a copy of any schedule or exhibit upon request.

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